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                                                                    EXHIBIT 99.1

                         CONNECTIVITY TECHNOLOGIES INC.
                               667 Madison Avenue
                            NEW YORK, NEW YORK 10021

NEWS RELEASE

FOR IMMEDIATE RELEASE                                           CONTACT:
Friday, February 13, 1998                                       Donald R. Dwight
                                                                (603) 795-2800

                            CONNECTIVITY TECHNOLOGIES
                          ANNOUNCES CHARGE TO EARNINGS

         New York, N.Y. -- February 13 -- Connectivity Technologies Inc. (OTC:BB:CVTK) today announced that the charge to earnings attributable to accounts receivable adjustments anticipated in the company's December 17 8-K at between $300,000 and $400,000, is now expected to be approximately $470,000. The December 17 8-K also anticipated a possible inventory write-down which is now estimated at between $1.3 and $1.7 million. Company officials stated that the estimates are subject to year-end audit adjustments in the audit currently underway.

         As to the inventory write-down, the company estimates that factors related to the sharp drop in worldwide copper prices and the manner in which inventory has been accounted for will result in the inventory write-down. The $1.3 to $1.7 million estimate is subject to adjustments, determination of applicable quarters affected and to continuing review and analysis of the inventory assets.

         Since these adjustments are expected to result in non-compliance with the financial covenants of the company's credit agreement with its principal lenders, the company has initiated discussions with its


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lenders with the objective of obtaining clarification of the lenders' views, obtaining waivers of non-compliance if necessary, and amending the credit agreements to enable the company to be or remain in compliance with the covenants in future periods. The discussions with the lenders are currently ongoing and amicable and the company believes, although it cannot guarantee, that, during the negotiations, the lenders will not demand payment, declare a default or exercise any other remedies and will continue to fund, within available limits, the company's working capital requirements. If the lenders were to declare a default and insist on immediate payment, the lenders would be entitled to require payment of the entire indebtedness (currently $12.9 million), to refuse further advances and to exercise various rights against the company and its assets. If such occurs and the company were unable to obtain substitute financing, the lack of appropriate liquidity could have a material adverse effect on the company's results of operations and its ability to continue as a going concern.

         Connectivity Technologies, through its 85 percent interest in Connectivity Products, Inc., manufactures and assembles wire and cable products. Manufacturing is conducted by BSCC Corp. in Leominister, Mass., and assembly activities are housed at the Energy Electric Assembly division in Detroit. The major industrial markets served by the company are commercial and residential security, factory automation, traffic and transit signal control and audio systems.

         SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         This release contains, in addition to historical information, forward-looking statements, including, but not limited to, the amount of anticipated receivables adjustments and inventory write-downs. Forward-looking statements are subject by their nature to risks and uncertainties, and actual results could


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differ materially from those set forth in the forward-looking statements.
Typical risks and uncertainties include, but are not limited to, those related to conversations between the company and its lenders and the results thereof, economic conditions, changes in competition, fluctuation in interest rates, and other factors described from time to time in the company's reports filed with the Securities and Exchange Commission, including the company's Form 10-KSB for the year ended December 31, 1996 and subsequent reports on Form 10-QSB and Form 8-K. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by the securities laws.

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